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                                                                    EXHIBIT 10.3


                               DEAN FOODS COMPANY
                         1996 DIRECTOR STOCK AWARDS PLAN


         1. Purpose. The purpose of this Plan (the "Plan") is to promote the long- term financial interests of the Company and its subsidiaries by:

            (a) providing an incentive for all non-employee members of the Board of Directors (the "Non-Employee Directors") to maximize the long-term value of the Company's Common Stock and otherwise act in the best interest of the Company's stockholders;

            (b) providing Non-Employee Directors with the opportunity to acquire a greater stake in the future of the Company and its subsidiaries through stock ownership; and

            (c) attracting and retaining highly qualified Non-Employee Directors who will contribute in exceptional ways to the long-term financial success of the Company and its subsidiaries.

         2. Definitions. The following definitions are applicable to the Plan:

            "Board of Directors" means the Board of Directors of the Company.

            "Code" means the Internal Revenue Code of 1986, as amended, and any successor statute.

            "Common Stock" means Common Stock, $1.00 par value, of the Company or such other securities as may be substituted therefor pursuant to paragraph 5(c).

            "Company" means Dean Foods Company, a Delaware corporation, and its successors.

            "Eligible Director" means any present or future member of the Board of Directors who, on the date of an award pursuant to the Plan, (a) is a member of the Board of Directors, and (b) is not an employee of the Company or any of its subsidiaries.

            The "fair market value" of the Common Stock on any date means the closing price of Common Stock on that date (or, if such date is not a trading date, on the next preceding date which was a trading date) on the


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            New York Stock Exchange Composite Transactions list, as subsequently reported in The Wall Street Journal.

                  "participant" means any Eligible Director who has been granted an award pursuant to the Plan.

         3. Limitation on Aggregate Shares. Subject to adjustment as provided in paragraph 5(c), the number of shares of Common Stock which may be issued upon the exercise or payment of awards granted under the Plan shall not exceed, in the aggregate, 100,000 shares; it being understood that to the extent any awards expire unexercised or unpaid or are cancelled, terminated or forfeited in any manner without the issuance of shares of Common Stock thereunder, such shares shall again be available under the Plan. Such 100,000 shares of Common Stock shall be treasury shares.

         4. Awards. The Board of Directors may grant to Eligible Directors, in accordance with this paragraph 4 and the other provisions of the Plan, stock options and restricted stock.

                  (a)      Options.

                           (i) Options granted under the Plan shall not qualify
                  as incentive stock options within the meaning of Section 422A of the Code or any successor provision.

                           (ii) The option price per share of Common Stock shall
                  be 100% of the fair market value of a share of Common Stock on the date of grant and not less than the par value of a share of Common Stock.

                           (iii) Options shall be exercisable at such time or
                  times as the Board of Directors shall determine at or subsequent to grant.

                           (iv) An option shall be exercised in whole or in part
                  by written notice to the Company (to the attention of the Secretary) at any time prior to its stated expiration and payment in full of the option price for the shares as to which the option is being exercised. Payment of the option price may be made, at the discretion of the optionee, and to the extent permitted by the Board of Directors, (A) in cash (including check, bank draft, or money order), (B) in Common Stock already owned by the optionee (valued at the fair market value thereof on the date of exercise), (C) by a combination of cash and Common Stock, or (D) with any other consideration.




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                  (b) Restricted Stock.

                           (i) The Board of Directors may award to any Eligible
                  Director shares of Common Stock, subject to this paragraph 4(b) and such other terms and conditions as the Board of Directors may prescribe (such shares being called "restricted stock"). Each certificate for restricted stock shall be registered in the name of the participant and deposited, together with a stock power endorsed in blank, with the Company.

                           (ii) Restricted stock may be awarded without any
                  consideration other than services rendered and/or (to the extent permitted by applicable corporate law on the date of award) services to be rendered.

                           (iii) There shall be established for each restricted
                  stock award a restriction period (the "restriction period") of such length as shall be determined by the Board of Directors. Shares of restricted stock may not be sold, assigned, transferred, pledged or otherwise encumbered, except as hereinafter provided, during the restriction period. Except for such restrictions on transfer and such other restrictions as the Board of Directors may impose, the participant shall have all the rights of a holder of Common Stock as to such restricted stock. The Board of Directors, in its sole discretion, may permit or require the payment of cash dividends to be deferred and, if the Board of Directors so determines, reinvested in additional restricted stock or otherwise invested or accruing a yield. At the expiration of the restriction period, the Company shall redeliver to the participant (or the participant's legal representative or designated beneficiary) the certificate deposited pursuant to this paragraph.

                           (iv) Except as provided by the Board of Directors at
                  or subsequent to the time of grant, upon termination of service of a participant as a member of the Board of Directors for any reason (including, without limitation, expiration of term without reelection, resignation, retirement, total disability or death) during the restriction period, all shares still subject to restriction shall be forfeited by the participant.

                  (c) Cash Payments. Options may, in the Board of Directors' discretion, provide that in connection with exercises thereof the holders will receive cash payments based on formulas designed to reimburse holders for their income tax liability resulting from such exercise and the payment made pursuant to this paragraph 4(c).




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                  (d) Surrender. If so provided by the Board of Directors at or subsequent to the time of grant, an award may be surrendered to the Company on such terms and conditions, and for such consideration, as the Board of Directors shall determine.

                  (e) Award Forms. The form of each award (and of the documentation evidencing each award) shall be determined by the Board of Directors.

         5. Miscellaneous Provisions.

                  (a) Administration. The Plan shall be administered by the Board of Directors. Subject to the limitations of the Plan, the Board of Directors shall have the sole and complete authority: (i) to select participants, (ii) to make awards in such forms and amounts as it shall determine, (iii) to impose such limitations, restrictions and conditions upon such awards as it shall deem appropriate, (iv) to interpret the Plan and to adopt, amend and rescind administrative guidelines and other rules and regulations relating to the Plan, (v) to correct any defect or omission or to reconcile any inconsistency in the Plan or in any award granted hereunder and (vi) to make all other determinations and to take all other actions necessary or advisable for the implementation and administration of the Plan. The Board of Directors' determinations on matters within its authority shall be conclusive and binding upon the Company and all other persons. All expenses associated with the Plan shall be borne by the Company.

                  (b) Non-Transferability. No award under the Plan, and no interest therein, shall be transferable by a participant otherwise than by will or the laws of descent and distribution. All awards shall be exercisable or received during a participant's lifetime only by the participant or the participant's legal representative. Any purported transfer contrary to this provision will nullify the award.

                  (c) Adjustments Upon Certain Changes. In the event of any reorganization, recapitalization, reclassification, merger, consolidation, or sale of all or substantially all of the Company's assets followed by liquidation, which is effected in such a way that holders of Common Stock are entitled to receive securities or other assets with respect to or in exchange for Common Stock (an "Organic Change"), the Board of Directors shall make appropriate changes to insure that each outstanding award involving the right to acquire Common Stock thereafter represents the right to acquire, in lieu of or in addition to the shares of Common Stock immediately theretofore acquirable upon exercise or payment, such securities or assets as may be issued or payable with respect to or in exchange for an equivalent number of shares of Common Stock; and in the




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                  event of any stock dividend, stock split or combination of shares, the Board of Directors shall make appropriate changes in the number of shares authorized by the Plan to be delivered thereafter and in the numbers of shares covered by outstanding awards and the exercise prices specified therein (and in the event of a spin-off, the Board of Directors may make similar changes), in order to prevent the dilution or enlargement of award rights. However, no right to purchase or receive a fraction of a share shall be created; and if, as a result of any such change, a fractional share would result or the right to purchase or receive the same would result, the number of shares in question shall be decreased to the next lower whole number of shares. The Board of Directors may provide, in the agreement evidencing any award, for adjustments to such award in order to prevent the dilution or enlargement of rights thereunder or for acceleration of benefits thereunder and/or cash payments in lieu of benefits thereunder in the event of a change in control (or tender offer or accumulation of Common Stock), merger, consolidation, reorganization, recapitalization, sale or exchange of all or substantially all of the assets or dissolution of the Company.

                  (d) Tax Withholding. The Board of Directors shall have the power to withhold, or require a participant to remit to the Company, an amount sufficient to satisfy any withholding or other tax due with respect to any amount payable and/or shares issuable under the Plan, and the Board of Directors may defer such payment or issuance unless indemnified to its satisfaction. Subject to the consent of the Board of Directors, a participant may make an irrevocable election to have shares of Common Stock otherwise issuable under an award withheld, tender back to the Company shares of Common Stock received pursuant to an award or deliver to the Company shares of Common Stock already owned by the participant having a fair market value sufficient to satisfy all or part of the participant's estimated tax obligations associated with the transaction. Such election must be made by a participant prior to the date on which the relevant tax obligation arises. The Board of Directors may disapprove of any election and may limit, suspend or terminate the right to make such elections.

                  (e) Listing and Legal Compliance. The Board of Directors may suspend the exercise or payment of any award if it determines that securities exchange listing or registration or qualification under any securities laws is required in connection therewith and has not been completed on terms acceptable to the Board of Directors.

                  (f) Rights of Participants. Nothing in the Plan shall confer on any Eligible Director any right to continue to serve as a member of the Board of Directors or affect in any way the right of the Company to terminate such service at any time. No Eligible Director shall have a right to be




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                  selected as a participant, or, having been so selected, to be selected again as a participant.

                  (g) Amendment, Suspension and Termination of Plan. The Board of Directors may suspend or terminate the Plan or any portion thereof at any time and may amend it from time to time in such respects as the Board of Directors may deem advisable; provided, however, that no such amendment shall be made without stockholder approval to the extent such approval is required by law, agreement or the rules of any exchange upon which the Common Stock is listed. No such amendment, suspension or termination shall impair the rights of participants under outstanding awards without the consent of the participants affected thereby.

                           The Board of Directors may amend or modify any award
                  in any manner to the extent that the Board of Directors would have had the authority under the Plan to initially grant the award as so amended or modified. No such amendment or modification shall impair the rights of the participant under such award without the consent of such participant.

         6. Effective Date. The effective date of the Plan shall be October 1, 1996, the date of its adoption by the Board of Directors.




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    FIRST AMENDMENT TO THE DEAN FOODS COMPANY 1996 DIRECTOR STOCK AWARDS PLAN


         This First Amendment to the Dean Foods Company 1996 Director Stock Awards Plan (the "Plan") is effective as of May 26, 2000.

         1. Paragraph 3 of the Plan shall be deleted in its entirety and replaced by the following paragraph:

         Limitation on Aggregate Shares. Subject to adjustment as provided in paragraph 5(c), the number of shares of Common Stock which may be issued upon the exercise or payment of awards granted under the Plan shall not exceed, in the aggregate, 200,000 shares; it being understood that to the extent any awards expire unexercised or unpaid or are cancelled, terminated or forfeited in any manner without the issuance of shares of Common Stock thereunder, such shares shall again be available under the Plan. Such 200,000 shares of Common Stock shall be treasury shares.

         2. The Plan shall continue in full force and effect in accordance with its terms, as amended hereby.




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